EXHIBIT 23. 1

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed registration statements of WidePoint Corporation on Forms S-8, File Nos. 333-124867 and 333-158772, and Form S-1, File No. 333-121858. of our report dated March 31, 2010, relating to the consolidated financial statements of WidePoint Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Moss Adams, LLP

Scottsdale, Arizona
March 31, 2010